Exhibit (j)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Scudder-Dreman Small Cap Value Fund and the Scudder-Dreman High Return Equity Fund's Class A, Class B, Class C, and Class R Shares, Class I Shares and Institutional Class Prospectuses, and the Scudder Large Cap Value Fund's Class A, Class B, Class C and Class R Shares and Institutional Class Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Scudder-Dreman Small Cap Value Fund and the Scudder-Dreman High Return Equity Fund's Class A, Class B, Class C, and Class R Shares, Class I Shares, and Institutional Class and the Scudder Large Cap Value Fund's Class A, Class B, Class C, and Class R shares and Institutional Class Statement of Additional Information, and to the incorporation by reference, in Post-Effective Amendment No. 42 to the Funds Registration Statement (Form N-1A, Nos. 33-18477), of our report, dated January 24, 2005, on the financial statements and financial highlights of the Scudder-Dreman Small Cap Value Fund, the Scudder-Dreman High Return Equity Fund and the Scudder Large Cap Value Fund's in the Annual Reports to the Shareholders for the year ended November 30, 2004.

                                                   /s/ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP

Boston, Massachusetts
February 22, 2005